Exhibit 10.1
THIRD AMENDMENT TO CREDIT AGREEMENT
     This Third Amendment to Credit Agreement (the “Amendment”), dated as of March 31, 2007, is among UNITED STATES LIME & MINERALS, INC., a Texas corporation (the “Borrower”), the financial institutions and other lenders listed on the signature pages hereof (such financial institutions and lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as “Lenders”), and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”).
RECITALS:
     A. The Borrower, certain of the Lenders and the Administrative Agent entered into that certain Credit Agreement dated as of August 24, 2004, as amended by First Amendment to Credit Agreement dated as of August 31, 2005, and by Second Amendment to Credit Agreement dated as of October 19, 2005 (said Credit Agreement as amended, extended, renewed or restated from time to time, the “Agreement”).
     B. The Borrower has requested certain amendments to the Agreement to, among other things, (a) extend the Revolving Maturity Date, and (b) modify certain covenants.
     C. The Lenders, the Administrative Agent and the Swing Line Lender hereby agree to amend the Agreement on and subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Definitions
     1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement as amended hereby, and all references to “Sections,” “clauses,” “Articles,” “Exhibits,” and “Schedules” are references to the Agreement’s sections, clauses, articles, exhibits and schedules.
ARTICLE II
Amendment
     2.1 Amendments to Section 1.01. Section 1.01 is amended as follows:
     (a) The following definitions are added to Section 1.01 in appropriate alphabetical order:
     “Third Amendment” means the Third Amendment to Credit Agreement dated as of March 31, 2007.

     “Third Amendment Closing Date” means March 31, 2007.
     (b) The definition of “Adjusted Cash Flow Leverage Ratio” is deleted in its entirety.
     (c) The definition of “Applicable Rate” is amended by deleting therefrom the word “Adjusted” each time it appears therein.
     (d) The pricing grid found in the definition of “Applicable Rate” is amended to read as follows:

		Revolving
		Commitment
		Fee and
		Multiple
		Advance
		Term	LIBOR for
Pricing		Commitment	Loans and	Base Rate
Level	Cash Flow Leverage Ratio	Fee	Letters of Credit	for Loans
I	Less than 1.50 to 1.00	0.200%	1.125%	-0.625%
II	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	0.200%	1.375%	-0.375%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	0.250%	1.625%	-0.125%
IV	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.250%	1.875%	0.125%
V	Greater than or equal to 3.00 to 1.00	0.350%	2.125%	0.375%

     (e) The last sentence of the definition of “Applicable Rate” is amended and restated in its entirety to read as follows:
     Notwithstanding the foregoing, the Applicable Rate in effect from and after the Third Amendment Closing Date through and including the date the Compliance Certificate for the period ending June 30, 2007, is delivered pursuant to Section 6.02(b) shall be Pricing Level II.
     (f) The definition of “Consolidated Senior Funded Indebtedness” is amended by deleting from clause (a) thereof the words “but excluding any Subordinated Debt”.
     (g) The definition of “Excess Cash Flow” is amended by deleting therefrom the number “4,000,000” and inserting in lieu thereof the number “5,000,000”.
     (h) The definition of “Fee Letter” is amended by adding after the word “of” the following: “the Third Amendment to”.
     (i) The definition of “Fixed Charge Coverage Rate” is amended by adding the word “and” immediately before clause (ii), by deleting therefrom clause (iii), and by changing the last comma therein to a period.
     (j) Clause (a) of the definition of “Revolving Maturity Date” is amended by deleting the reference to “October 20, 2010” and inserting in lieu thereof the date “April 2, 2012”;

     2.2 Amendment to Section 7.11. Clause (b) of Section 7.11 is amended and restated in its entirety to read as follows:
     (b) Capital Expenditures, other than for gas wells, in the ordinary course of business not exceeding $10,000,000 during any Fiscal Year.
     2.3 Amendment to Section 7.14. Clause (b) of Section 7.14 is amended by deleting the existing table therefrom and substituting therefor the following table:

Maximum Cash Flow
Fiscal Quarters Ending	Leverage Ratio
Second Amendment Closing Date and each Fiscal Quarter and thereafter	3.50 to 1.00

     2.4 Further Amendment to Section 7.14. Clause (c) of Section 7.14 is deleted in its entirety.
     2.5 Amendment to Schedules. Each Schedule to the Agreement shall remain as in effect on the Closing Date and Second Amendment Closing Date, except to the extent set forth on the Schedules to this Amendment.
ARTICLE III
Conditions Precedent
     3.1 Conditions. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:
     (a) The Administrative Agent shall have received executed counterparts of this Amendment from each party hereto.
     (b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, other than those that relate to a specific date and were true and correct on such date, shall be true and correct as of the date hereof as if made on the date hereof.
     (c) No Default or Event of Default shall have occurred and be continuing.
     (d) The Administrative Agent shall have received a certified resolution of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment.
     (e) The Administrative Agent shall have received the fees provided for in the Fee Letter.
     (f) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, opinions, certificates and instruments as the Administrative Agent shall reasonably require.

ARTICLE IV
Ratifications, Representations and Warranties
     4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect. The Borrower, the Lenders and the Administrative Agent agree that the Agreement as amended hereby shall continue to be legal, valid, binding and enforceable in accordance with its terms.
     4.2 Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (i) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the articles of incorporation or bylaws of the Borrower, (ii) the representations and warranties contained in the Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof (excluding, however, representations and warranties that relate to a specific date and were true and correct on such date), (iii) no Default or Event of Default has occurred and is continuing, and (iv) the Borrower is in full compliance with all covenants and agreements contained in the Agreement as amended hereby.
ARTICLE V
Miscellaneous
     5.1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document including any Loan Document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent or the Lenders or any closing shall affect the representations and warranties or the right of the Agent and the Lenders to rely upon them.
     5.2 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.
     5.3 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     5.4 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of each Lender, the Administrative Agent and the Borrower and their respective successors and assigns, except the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender.

     5.5 Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by the Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.
     5.6 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     5.7 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
     5.8 Guarantor’s Acknowledgment. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Amendment or any of the provisions contemplated herein and (ii) cover the Aggregate Commitments as increased by this Amendment, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.
     5.9 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
     5.10 Governing Law; Binding Effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.
     5.11 ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.
[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

     Executed as of the date first written above.

BORROWER: UNITED STATES LIME & MINERALS, INC.
By:
M. Michael Owens
Vice President and Chief Financial Officer

WELLS FARGO BANK, N.A., as Administrative Agent and a Lender
By:
Jay W. Denny
Senior Vice President

NATIONAL CITY BANK, as a Lender
By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO: ARKANSAS LIME COMPANY
By:
M. Michael Owens
Vice President and Chief Financial Officer

COLORADO LIME COMPANY
By:
M. Michael Owens
Vice President and Chief Financial Officer

TEXAS LIME COMPANY
By:
M. Michael Owens
Vice President and Chief Financial Officer

U.S. LIME COMPANY (formerly named U.S. LIME COMPANY — HOUSTON)
By:
M. Michael Owens
Vice President and Chief Financial Officer